Exhibit 10.1

EXECUTION COPY

GCIC CLO II LLC

NOTES

U.S.$490,000,000 Class A-1 Senior Secured Floating Rate Notes due 2031

U.S.$38,500,000 Class A-2 Senior Secured Fixed Rate Notes due 2031

U.S.$18,000,000 Class B-1 Senior Secured Floating Rate Notes due 2031

U.S.$27,000,000 Class B-2 Senior Secured Floating Rate Notes due 2031

U.S.$95,000,000 Class C Secured Deferrable Floating Rate Notes due 2031

U.S.$60,000,000 Class D Secured Deferrable Floating Rate Notes due 2031

U.S.$179,695,000 Subordinated Notes due 2118

NOTE PURCHASE AGREEMENT

December 13, 2018

Wells Fargo Securities, LLC,

as the Initial Purchaser

550 S. Tryon Street

5th Floor

Charlotte, NC 28202

Attention: Asset-Backed Finance –  GCIC CLO II LLC

Ladies and Gentlemen:

Section 1.         Authorization of Notes.

This Note Purchase Agreement (the "Agreement") is entered into between GCIC CLO II LLC, a limited liability company organized under the laws of the State of Delaware (the "Issuer") and Wells Fargo Securities, LLC, as the initial purchaser (in such capacity, the "Initial Purchaser"). The Issuer will issue (i) U.S.$490,000,000 Class A-1 Senior Secured Floating Rate Notes due 2031 (the "Class A-1 Notes"), (ii) U.S.$38,500,000 Class A-2 Senior Secured Fixed Rate Notes due 2031 (the "Class A-2 Notes"), (iii) U.S.$18,000,000 Class B-1 Senior Secured Floating Rate Notes due 2031 (the "Class B-1 Notes"), (iv) U.S.$27,000,000 Class B-2 Senior Secured Floating Rate Notes due 2031 (the "Class B-2 Notes"), (v) U.S.$95,000,000 Class C Secured Deferrable Floating Rate Notes due 2031 (the "Class C Notes") and (vi) U.S.$60,000,000 Class D Secured Deferrable Floating Rate Notes due 2031 (the "Class D Notes" and, together with the Class A-1 Notes, the Class A-2 Notes, the Class B-1 Notes, the Class B-2 Notes, and the Class C Notes, the "Secured Notes"). The Issuer will also issue U.S.$179,695,000 principal amount of Subordinated Notes due 2118 (the "Subordinated Notes" and, together with the Secured Notes, the "Notes"). The Issuer will sell to the Initial Purchaser the Secured Notes set forth on Schedule I hereto (the "Purchased Notes" or the "Offered Notes"). Any Notes which the Issuer intends to sell directly to GCIC CLO II Depositor LLC (the "Purchaser") or any Related Entity are referred to herein as the "Direct Placement Notes" (provided that the Initial Purchaser may facilitate the settlement of the Direct Placement Notes solely as an accommodation to the Issuer and the initial purchasers of the Direct Placement Notes). Any reference herein to the sale of the Notes to or by the Initial Purchaser shall include the distribution to, and sale by, the Initial Purchaser to the extent reflected as such on Schedule I hereto. The Secured Notes will be secured by the assets of the Issuer. The Notes will be issued pursuant to an Indenture to be dated as of December 13, 2018 (the "Indenture"), between the Issuer and The Bank of New York Mellon Trust Company, National Association, as the Trustee (the "Trustee"). Pursuant to the Indenture, as security for the indebtedness represented by the Secured Notes, the Issuer will pledge and grant to the Trustee a security interest in the Collateral Obligations. The Collateral Obligations will be managed by GC Advisors LLC (the "Collateral Manager") pursuant to the Collateral Management Agreement. The Issuer has retained the Collateral Administrator to perform certain administrative duties with respect to the Collateral Obligations pursuant to the Collateral Administration Agreement. This Agreement, the Indenture, the Collateral Management Agreement, and the Collateral Administration Agreement are referred to collectively herein as the "Transaction Documents."

Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Indenture or the Final Memorandum, as applicable.

The Offered Notes are to be offered without being registered under the Securities Act of 1933, as amended (the "Securities Act"), to (i) non-United States persons outside of the United States in reliance on Regulation S under the Securities Act ("Regulation S"), and (ii) persons that are both (A) (x) "qualified institutional buyers" in compliance with the exemption from registration provided by Rule 144A under the Securities Act ("QIBs") or (y) solely in the case of Offered Notes issued as Certificated Secured Notes, to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("Institutional Accredited Investors") and (B) "qualified purchasers" ("Qualified Purchasers") for purposes of Section 3(c)(7) under the Investment Company Act of 1940, as amended (the "1940 Act") or entities owned exclusively by Qualified Purchasers.

In connection with the sale of the Purchased Notes, the Issuer has prepared an initial preliminary offering circular dated November 8, 2018 (including all annexes and exhibits thereto and all information incorporated therein by reference, the "Initial Preliminary Memorandum"), a second preliminary offering circular dated November 28, 2018 (including all annexes and exhibits thereto and all information incorporated therein by reference, the "Second Preliminary Memorandum") and a final offering circular dated December 10, 2018 (including all annexes, exhibits, amendments or supplements thereto and all information incorporated therein by reference, the "Final Memorandum", and each of the Initial Preliminary Memorandum, the Second Preliminary Memorandum and the Final Memorandum, a "Memorandum") including a description of the terms of the Purchased Notes, the terms of the offering, and the Issuer.

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It is understood and agreed that nothing in this Agreement shall prevent the Initial Purchaser from entering into any agency agreements, underwriting agreements or other similar agreements governing the offer and sale of securities with any issuer or issuers of securities, and nothing contained herein shall be construed in any way as precluding or restricting the Initial Purchaser’s right to sell or offer for sale any securities issued by any person, including securities similar to, or competing with, the Notes.

Subject to any Refinancing or Re-Pricing, during each Interest Accrual Period, the Class A-1 Notes shall bear interest at a per annum rate equal to the then applicable LIBOR plus 1.48% per annum, the Class A-2 Notes shall bear interest at a per annum rate equal 4.665% per annum, the Class B-1 Notes shall bear interest at a per annum rate equal to the then applicable LIBOR plus 2.25% per annum, the Class B-2 Notes shall bear interest at a per annum rate equal to the then applicable LIBOR plus 1.75% per annum, the Class C Notes shall bear interest at a per annum rate equal to the then applicable LIBOR plus 2.30% per annum, and the Class D Notes shall bear interest at a per annum rate equal to the then applicable LIBOR plus 2.75% per annum.

The Issuer hereby agrees with the Initial Purchaser as follows:

Section 2.         Purchase and Sale of Notes.

Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Issuer agrees to sell to the Initial Purchaser the Purchased Notes, and the Initial Purchaser has agreed to use its reasonable best efforts to resell the aggregate principal amount of Purchased Notes set forth on Schedule I hereto with investors in accordance with the terms hereof. If purchased, the Purchased Notes will be purchased at the price specified on Schedule I. It is understood and agreed that the structuring and placement fee payable by the Issuer to the Initial Purchaser on the Closing Date with respect to the Purchased Notes is $1,912,750. Such fee payable by the Issuer may be netted by the Initial Purchaser against its purchase price payment for the Purchased Notes. It is understood and agreed that the Initial Purchaser is not acquiring, and has no obligation to acquire, the Direct Placement Notes (which Direct Placement Notes will be acquired by the Purchaser on the Closing Date). It is further understood and agreed that the Initial Purchaser may retain the Purchased Notes, purchase the Purchased Notes for its own account, place the Purchased Notes directly with its affiliates, or sell the Purchased Notes to its affiliates or to any other investor in accordance with the applicable provisions hereof and of the Indenture.

(a)       In addition, the Issuer agrees to pay all costs and expenses, including, without limitation, the reasonable fees and disbursements of counsel to the Initial Purchaser (not to exceed $150,000), incident to the performance by the Initial Purchaser and the Issuer of their obligations hereunder and under the documents to be executed and delivered in connection with the offering, co-issuance, sale and delivery of the Notes subject to and in accordance with the limitations contained in that certain engagement letter dated as of November 9, 2018 between the Initial Purchaser and GC Advisors LLC.

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Section 3.         Delivery.

Delivery of the Purchased Notes shall be made in the form of one or more global certificates delivered to The Depository Trust Company, except that any Purchased Note to be sold by the Initial Purchaser to an Institutional Accredited Investor that is also a Qualified Purchaser for purposes of Section 3(c)(7) of the 1940 Act, but that is not a QIB (as such terms are defined herein), shall be delivered in fully registered, certificated form in an amount not less than the applicable minimum denomination set forth in the Final Memorandum at the offices of Dechert LLP at 10:00 a.m. New York City, New York time, on December 13, 2018, or such other place, time or date as may be mutually agreed upon by the Initial Purchaser and the Issuer (the "Closing Date"). Subject to the foregoing, the Purchased Notes will be registered in such names and such denominations as the Initial Purchaser shall specify in writing to the Collateral Manager and the Trustee.

Section 4.         Representations and Warranties of the Issuer.

The Issuer represents and warrants to the Initial Purchaser, as of the Closing Date, that:

(i)        The Final Memorandum and any additional information and documents concerning the Purchased Notes, including but not limited to one or more marketing books or preliminary offering circulars, delivered by or on behalf of the Issuer to prospective purchasers of the Purchased Notes (collectively, such additional information and documents, the "Additional Offering Documents"), did not, each as of their respective dates or the date on which such statement was made and, with respect to the Final Memorandum, as of the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in each, in light of the circumstances under which they were made, not misleading; provided that (i) no representation or warranty is being made as to the information contained in or omitted from the Final Memorandum or the Additional Offering Documents furnished in writing by or on behalf of the Initial Purchaser referenced in the last sentence of Section 8(a) herein and (ii) no representation or warranty is being made as to any statements or omissions made in any Additional Offering Documents to the extent such statements or omissions were corrected, included or clarified in any subsequent Additional Offering Documents or in the Final Memorandum.

(ii)       [Reserved].

(iii)      The Issuer is duly organized and validly existing under the laws of its jurisdiction of organization, has all power and authority necessary to own or hold its properties and conduct its business in which it is engaged as described in each Memorandum and has all licenses necessary to carry on its business as it is now being conducted and is licensed and qualified in each jurisdiction in which the conduct of its business (including, without limitation, acquisition of Collateral Obligations and performing its obligations hereunder and under the other Transaction Documents) requires such licensing or qualification and in which the failure so to qualify would have a material adverse effect on the business, properties, assets, or (financial) of such entity.

(iv)     This Agreement has been duly authorized, executed and delivered by, the Issuer and, assuming due authorization, execution and delivery thereof by the other parties hereto, constitutes a valid and legally binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

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(v)      Each of the other Transaction Documents has been duly authorized, executed and delivered by the Issuer, and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes the valid and binding agreement the Issuer, enforceable against the Issuer, in accordance with their respective terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

(vi)     The Notes have been duly authorized, and when executed and authenticated in accordance with the Indenture and delivered to and paid for by the Initial Purchaser in accordance with this Agreement, the Notes will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with its terms, subject, as to enforcement only, to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or the application of equitable principles in any proceeding, whether at law or in equity, and will be entitled to the benefits of the Indenture.

(vii)    Other than as set forth in or contemplated by the Final Memorandum, there are no legal or governmental proceedings pending to which the Issuer is a party or of which any property or assets of the Issuer are the subject of which could reasonably be expected to materially adversely affect the financial position, stockholders’ or members’ equity or results of operations of the Issuer or on the performance by the Issuer of its obligations hereunder or under the other Transaction Documents to which it is a party.

(viii)   The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the consummation by the Issuer and of the transactions contemplated herein and therein and in all documents relating to the Notes will not result in any breach or violation of, or constitute a default under, any agreement or instrument to which the Issuer is a party or to which any of its properties or assets are subject, except for such of the foregoing as to which relevant waivers, consents or amendments have been obtained and are in full force and effect or which would not reasonably be expected to have a material adverse effect on the financial position, stockholders’ or members’ equity or results of operations of the Issuer or on the performance by the Issuer of its obligations hereunder or under the other Transaction Documents to which it is a party, nor will any such action result in a violation of the organizational documents of the Issuer or any applicable law.

(ix)      Neither the Issuer nor the pool of Collateral Obligations is, or after giving effect to the transactions contemplated by the Transaction Documents will be, required to be registered as an "investment company" under the 1940 Act.

(x)      Assuming the Initial Purchaser’s representations herein are true and accurate, it is not necessary in connection with the offer, sale and delivery of the Notes in the manner contemplated by this Agreement and each Memorandum to register the Notes under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

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(xi)     The Notes satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act. As of the Closing Date, the Notes will not be (i) of the same class as securities listed on a national securities exchange in the United States that is registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (ii) quoted in any "automated inter-dealer quotation system" (as such term is used in the Exchange Act) in the United States.

(xii)     [Reserved].

(xiii)    After giving effect to the transfers on or prior to the Closing Date and any contemporaneous releases, the Issuer will own the Collateral Obligations conveyed to it on the Closing Date free and clear of all liens, encumbrances, adverse claims or security interests ("Liens") other than Liens permitted by the Transaction Documents.

(xiv)    Upon the execution and delivery of the Transaction Documents, payment by the Initial Purchaser for the Purchased Notes and delivery to the Initial Purchaser of the Purchased Notes, the Initial Purchaser will acquire title to the Purchased Notes free of Liens except such Liens as may be created or granted by the Initial Purchaser and those permitted in the Transaction Documents.

(xv)     No consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the co-issuance and sale of the Notes or the execution, delivery and performance by the Issuer of this Agreement or the other Transaction Documents to which it is a party, except such consents, approvals, authorizations, filings, registrations or qualifications as have been obtained or as may be required under the Securities Act or state securities or blue sky laws or the rules and regulations of the Financial Industry Regulatory Authority in connection with the sale and delivery of the Notes in the manner contemplated herein.

(xvi)    The Collateral Obligations in all material respects have the characteristics described in the Final Memorandum.

(xvii)   [Reserved].

(xviii)  Each of the representations and warranties of the Issuer set forth in each of the other Transaction Documents to which it is a party is true and correct in all material respects.

(xix)     No adverse selection procedures were used in selecting the Collateral Obligations from among the loans that meet the criteria set forth in the Indenture and that are included in the Assets.

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(xx)     Neither the Issuer nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")) of the Issuer nor anyone acting on their behalf has, directly or indirectly (except to or through the Initial Purchaser), sold or offered, or attempted to offer or sell, or solicited any offers to buy, or otherwise approached or negotiated in respect of, any of the Notes and neither the Issuer nor any of its affiliates will do any of the foregoing. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.

(xxi)    Neither the Issuer nor any affiliate (as defined in Rule 501(b) of Regulation D) of the Issuer has directly, or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the offering contemplated by each Memorandum or engaged in any form of general solicitation or general advertising in connection with the offering of the Notes.

(xxii)   With respect to any Secured Notes subject to the provisions of Regulation S of the Securities Act, the Issuer has not offered or sold such Secured Notes during the Distribution Compliance Period to a U.S. person or for the account or benefit of a U.S. person (other than the Initial Purchaser). For this purpose, the term "Distribution Compliance Period" and "U.S. person" are defined as such term is defined in Regulation S.

(xxiii)  [Reserved].

(xxiv)  The Notes and the Transaction Documents conform in all material respects to the descriptions thereof in the Final Memorandum.

(xxv)  Any taxes, fees, and other governmental charges in connection with the execution and delivery of this Agreement and the other Transaction Documents and the execution, delivery, and sale of the Notes have been or will be paid at or before the Closing Date.

(xxvi) On or before the Closing Date, the Issuer has provided a written representation (the "17g-5 Representations") to each nationally recognized statistical rating organization hired to rate the Notes, which satisfies the requirements of paragraph (a)(3)(iii) of Rule 17g-5 of the Exchange Act, and a copy of which has been delivered to the Initial Purchaser. The Issuer has complied, and has caused each of its affiliates to comply, with the 17g-5 Representations.

(xxvii) No proceeds received by the Issuer in respect of the Notes will be used by the Issuer to acquire any security in any transaction which is subject to Section 13 or 14 of the Exchange Act.

(xxviii) (i) To the extent applicable thereto, the Issuer and its ERISA Affiliates is in compliance in all material respects with ERISA unless any failure to so comply could not reasonably be expected to have a material adverse effect and (ii) no lien under Section 303(k) of ERISA or Section 430(k) of the Code exists on any of the Assets. As used in this paragraph, the term "ERISA Affiliate" means, with respect to any Person, a corporation, trade or business that is, along with such Person, a member of a controlled group (as described in Section 414 of the Code or Section 4001 of ERISA).

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(xxix)   The Issuer has not paid or agreed to pay to any Person any compensation for soliciting another Person to purchase any of the Notes (except as contemplated by this Agreement).

(xxx)    The Issuer has not taken, directly nor indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any Note or to facilitate the sale or resale of the Notes.

(xxxi)    On and immediately after the Closing Date, the Issuer (after giving effect to the issuance of the Notes and to the other transactions related thereto as described in the Final Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to a particular date such Person, that on such date (A) the present fair market value (or present fair saleable value) of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (B) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (C) assuming the sale of the Notes as contemplated by this Agreement and the Final Memorandum, such Person is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (D) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Section 5.         Sale of Purchased Notes on Closing Date.

The sale of the Purchased Notes to the Initial Purchaser will be made without registration of the Purchased Notes under the Securities Act, in reliance upon the exemption therefrom provided by Section 4(a)(2) of the Securities Act.

(a)       The Initial Purchaser and the Issuer hereby agree that the Purchased Notes will be offered and sold only in transactions exempt from registration under the Securities Act. The Initial Purchaser and the Issuer will each reasonably believe at the time of any sale of the Purchased Notes by the Issuer through the Initial Purchaser (i) that either (A) each purchaser of the Purchased Notes is (1) a QIB who is a Qualified Purchaser purchasing for its own account (or for the accounts of QIBs who are Qualified Purchasers to whom notice has been given that the resale, pledge or other transfer is being made in reliance on Rule 144A under the Securities Act) in transactions meeting the requirements of Rule 144A under the Securities Act or (2) solely in the case of Purchased Notes issued as Certificated Secured Notes, an Institutional Accredited Investor who is a Qualified Purchaser who purchases for its own account and provides the Initial Purchaser with a written certification in substantially the form attached to the Indenture, or (B) each purchaser is acquiring the Purchased Notes in an offshore transaction meeting the requirements of Regulation S, and (ii) that the offering of the Purchased Notes will be made in a manner that will enable the offer and sale of the Purchased Notes to be exempt from registration under state securities or Blue Sky laws; and each such party understands that no action has been taken to permit a public offering in any jurisdiction where action would be required for such purpose. The Initial Purchaser and the Issuer each further agree not to (i) engage (and each such party represents that it has not engaged) in any activity that would constitute a public offering of the Purchased Notes within the meaning of Section 4(a)(2) of the Securities Act or (ii) offer or sell the Purchased Notes by (and each such party represents that it has not engaged in) any form of general solicitation or general advertising (as those terms are used in Regulation D), including the methods described in Rule 502(c) of Regulation D, in connection with any offer or sale of the Purchased Notes.

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(b)       The Initial Purchaser hereby represents and warrants to and agrees with the Issuer, that (i) it is a QIB and a Qualified Purchaser and (ii) it will offer the Purchased Notes only (A) to persons who it reasonably believes are QIBs who are Qualified Purchasers in transactions meeting the requirements of Rule 144A under the Securities Act, (B) to institutional investors who it reasonably believes are Institutional Accredited Investors who are Qualified Purchasers or (C) to persons acquiring the Purchased Notes in offshore transactions in accordance with Regulation S. The Initial Purchaser further agrees that (i) it will deliver to each purchaser of the Purchased Notes, prior to the Closing Date, a copy of the Final Memorandum, as then amended or supplemented, and (ii) prior to any sale of the Purchased Notes to an Institutional Accredited Investor that it does not reasonably believe is a QIB who is a Qualified Purchaser, it will receive from such Institutional Accredited Investor a written certification in substantially the applicable form attached to the Indenture.

(c)       The Initial Purchaser hereby represents that it is duly authorized and possesses the requisite corporate power to enter into this Agreement.

(d)       The Initial Purchaser hereby represents there is no action, suit or proceeding pending against or, to the knowledge of the Initial Purchaser, threatened against or affecting, the Initial Purchaser before any court or arbitrator or any government body, agency, or official which could reasonably be expected to materially adversely affect the ability of the Initial Purchaser to perform its obligations under this Agreement.

(e)       The Initial Purchaser hereby represents and agrees that all offers and sales of the Purchased Notes by it to non–United States persons, prior to the expiration of the Distribution Compliance Period, will be made only in accordance with the provisions of Rule 903 or Rule 904 of Regulation S and only upon receipt of certification of beneficial ownership of the securities by a non–U.S. person in the form provided in the Indenture. For this purpose, the term "Distribution Compliance Period" and "U.S. person" are defined as such terms are defined in Regulation S.

(f)       The Initial Purchaser hereby represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Offered Notes which are the subject of the offering contemplated by the Final Memorandum to any retail investor in the EEA. For the purposes of this provision:

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(i)       the expression "retail investor" means a person who is one (or more) of the following:

A.	a retail client as defined in point (11) of Article 4(1) of MiFID II as amended; or

B.	a customer within the meaning of Directive 2002/92/EC (known as the Insurance Mediation Directive) as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

C.	not a qualified investor as defined in Directive 2003/71/EC (known as the Prospectus Directive) as amended; and

(ii)       the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Offered Notes.

Section 6.         Certain Agreements of the Issuer.

The Issuer covenants and agrees with the Initial Purchaser as follows:

(a)       If, at any time prior to the earlier of the completion of the distribution and the 90th day following the Closing Date, any event involving the Issuer or, to the knowledge of a Responsible Officer, the Collateral Manager shall occur as a result of which the Final Memorandum (as then amended or supplemented) would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Issuer will immediately notify the Initial Purchaser and will prepare and furnish to the Initial Purchaser an amendment or supplement to the Final Memorandum that will correct such statement or omission. The Issuer will not at any time amend or supplement the Final Memorandum (i) prior to having furnished the Initial Purchaser with a copy of the proposed form of the amendment or supplement and giving the Initial Purchaser a reasonable opportunity to review the same or (ii) except to the extent the Issuer may determine that the Issuer is required to so disclose pursuant to applicable law and after consultation with the Initial Purchaser (and, in such a circumstance, shall remove all references to the Initial Purchaser therefrom if so requested by the Initial Purchaser), in a manner to which the Initial Purchaser or its counsel shall object.

(b)       During the period referred to in Section 6(a), the Issuer will furnish to the Initial Purchaser, without charge, copies of the Final Memorandum (including all exhibits and documents incorporated by reference therein), the Transaction Documents, and all amendments or supplements to such documents, in each case, as soon as reasonably available and in such quantities as the Initial Purchaser may from time to time reasonably request.

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(c)        Subject to compliance with Regulation FD, at all times during the course of the private placement contemplated hereby and prior to the Closing Date, (i) the Issuer will make available to each offeree such information concerning any other relevant matters as it or any of its affiliates possess or can acquire without unreasonable effort or expense, as determined in good faith by it or such affiliate, as applicable, (ii) the Issuer will provide each offeree the opportunity to ask questions of, and receive answers from, it concerning the terms and conditions of the offering and to obtain any additional information, to the extent it or any of its affiliates possess such information or can acquire it without unreasonable effort or expense (as determined in good faith by it or such affiliate, as applicable), necessary to verify the accuracy of the information furnished to the offeree, (iii)  the Issuer will not publish or disseminate any material in connection with the offering of the Notes except as contemplated herein or as consented to by the Initial Purchaser, (iv) the Issuer will advise the Initial Purchaser promptly of the receipt by the Issuer of any communication from the SEC or any state securities authority concerning the offering or sale of the Notes, (v) the Issuer will advise the Initial Purchaser promptly of the commencement of any lawsuit or proceeding to which the Issuer is a party relating to the offering or sale of the Notes, and (vi) the Issuer will advise the Initial Purchaser of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or the initiation or threat of any procedure for any such purpose.

(d)        Subject to compliance with Regulation FD, the Issuer will furnish, upon the written request of any Noteholder or of any owner of a beneficial interest in a Note, such information as is specified in paragraph (d)(4) of Rule 144A under the Securities Act (i) to such Noteholder or beneficial owner, (ii) to a prospective purchaser of such Note or interest therein designated by such Noteholder or beneficial owner, or (iii) to the Trustee for delivery to such Noteholder, beneficial owner or prospective purchaser, in order to permit compliance by such Noteholder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note or beneficial interest therein by such holder or beneficial owner in reliance on Rule 144A under the Securities Act unless, at the time of such request, the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) of the Exchange Act.

(e)         Except as otherwise provided in the Indenture, each Purchased Note will contain legends in the forms set forth in the Final Memorandum.

(f)          [Reserved].

(g)         Neither the Issuer nor any of its affiliates or any other Person acting on their behalf shall engage, in connection with the offer and sale of the Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act, including, but not limited to, the following:

(i)     any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and

(ii)     any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

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(h)       The Issuer shall not solicit any offer to buy from, or offer to sell, or sell to any Person any Notes, except through the Initial Purchaser or with the consent of the Initial Purchaser and/or as otherwise specified in the Indenture at any time on or prior to the Closing Date; on or prior to the Closing Date, neither the Issuer nor any of its affiliates (except for compliance with Regulation FD) shall publish or disseminate any material other than the Additional Offering Documents consented to by the Initial Purchaser and the Final Memorandum in connection with the offer or sale of the Notes as contemplated by this Agreement, unless the Initial Purchaser shall have consented to the use thereof; if the Issuer or any of its affiliates makes any press release including "tombstone" announcements, in connection with the Transaction Documents, the Issuer shall permit the Initial Purchaser to review and approve such release in advance.

(i)       The Issuer shall not take, or permit or cause any of its affiliates to take, any action whatsoever which would have the effect of requiring the registration, under the Securities Act, of the offer or sale of the Notes.

(j)       The Issuer shall not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any Note to facilitate the sale or resale of the Notes.

(k)       The Issuer shall apply the net proceeds from the sale of the Notes as set forth in the Final Memorandum under the heading "Use of Proceeds".

Section 7.         Conditions of the Initial Purchaser Obligations.

The obligation of the Initial Purchaser to purchase the Purchased Notes on the Closing Date will be subject to the accuracy, in all material respects, of the representations and warranties of the Issuer herein, to the performance, in all material respects, by the Issuer of its obligations hereunder and to the following additional conditions precedent:

(a)       The Notes shall have been duly authorized, executed, authenticated and delivered, the Transaction Documents shall have been duly authorized, executed and delivered by the respective parties thereto and shall be in full force and effect, and the documents required to be delivered pursuant to the Indenture in respect of the Collateral Obligations shall have been delivered to the Custodian pursuant to and as required by the Transaction Documents.

(b)       The Initial Purchaser shall have received a certificate, dated as of the Closing Date, of a manager of the Collateral Manager to the effect that such officer has carefully examined the Final Memorandum and that, to the best of such officer’s knowledge, nothing has come to the attention of such officer that would lead such officer to believe that the "CM Offering Circular Information" (as defined in the Final Memorandum), as of the date of the Final Memorandum and as of the Closing Date, contained any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)       The Class A-1 Notes shall have been rated "AAA(sf)" by S&P and "AAAsf" by Fitch, the Class A-2 Notes shall have been rated "AAA(sf)" by S&P, the Class B-1 Notes shall have been rated no less than "AA(sf)" by S&P, the Class B-2 Notes shall have been rated no less than "AA(sf)" by S&P, the Class C Notes shall have been rated no less than "A(sf)" by S&P, and the Class D Notes shall have been rated no less than "BBB-(sf)" by S&P, such ratings shall not have been rescinded, and no public announcement shall have been made by either S&P or Fitch that any ratings of the Offered Notes have been placed under review.

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(d)       [Reserved].

(e)       The Initial Purchaser shall have received an opinion, dated the Closing Date, of Locke Lord LLP, counsel to the Trustee, in form and substance satisfactory to the Initial Purchaser.

(f)       The Initial Purchaser shall have received legal opinions or letters of Dechert LLP, counsel to the Issuer, the Retention Provider and the Collateral Manager, with respect to certain corporate matters with respect to the Issuer, the Retention Provider and the Collateral Manager and certain federal tax, securities law and investment company matters and bankruptcy matters, in form and substance satisfactory to the Initial Purchaser.

(g)       The Initial Purchaser shall have received legal opinions of Clark Hill PLC, Delaware counsel to the Issuer and the Retention Provider with respect to certain limited liability company and other matters with respect to the Issuer and the Retention Provider in form and substance satisfactory to the Initial Purchaser.

(h)       The Initial Purchaser shall have received legal opinions of Venable LLP, Maryland counsel to Golub Capital Investment Corporation with respect to certain corporate matters in form and substance satisfactory to the Initial Purchaser;

(i)       The Initial Purchaser shall have received from the Trustee a certificate signed by one or more duly authorized officers of the Trustee, dated the Closing Date, in customary form.

(j)       [Reserved].

(k)       The Purchaser shall have purchased or otherwise acquired the Subordinated Notes in accordance with the terms of the Subordinated Note Purchase Agreements.

(l)       The Indenture, the Collateral Management Agreement and all other documents incident hereto and to the other Transaction Documents shall be reasonably satisfactory in form and substance to the Initial Purchaser and its counsel.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above shall not be in all material respects reasonably satisfactory in form and substance to the Initial Purchaser, this Agreement and all of the Initial Purchaser’s obligations hereunder may be canceled by the Initial Purchaser at or prior to delivery of and payment for the Purchased Notes. Notice of such cancellation shall be given to the Collateral Manager in writing, or by telephone or facsimile confirmed in writing.

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Section 8.         Indemnification and Contribution.

(a)       The Issuer (an "indemnifying party" as such term is used in this Agreement), shall indemnify and hold harmless the Initial Purchaser, its officers, directors, employees, agents and each person, if any, who controls the Initial Purchaser within the meaning of either the Securities Act or the Exchange Act and the affiliates of the Initial Purchaser (each an "indemnified party" as such term is used in this Agreement) from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which any indemnified party may become subject, under the Securities Act or Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any Memorandum or any Additional Offering Document or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading, and shall reimburse any such indemnified party for any legal and other expenses reasonably incurred by such indemnified party in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, however, that the indemnifying parties shall not be liable to any such indemnified party in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Memorandum or any Additional Offering Document written information relating to such indemnified party and furnished to the Collateral Manager by such indemnified party specifically for inclusion therein; provided, further, that the foregoing indemnity shall not inure to the benefit of any indemnified party from whom the person asserting any such loss, claim, damage or liability purchased the Purchased Notes which are the subject thereof if the indemnified party sold Purchased Notes to the person alleging such loss, claim, damage or liability without sending or giving a copy of the Final Memorandum at or prior to the confirmation of the sale of the Purchased Notes, if the Collateral Manager shall have previously furnished copies thereof to such indemnified party and the loss, claim, damage or liability of such person results from an untrue statement or omission of a material fact contained in the Initial Preliminary Memorandum or the Second Preliminary Memorandum which was corrected in the Final Memorandum. The foregoing indemnity is in addition to any liability that the indemnifying parties may otherwise have to any indemnified party. The indemnifying parties acknowledge that the statements set forth in the Final Memorandum (x) under the caption: "Plan of Distribution" (but solely the second, fourth, seventh, ninth, eleventh, twelfth and thirteenth paragraphs under such caption) of the Final Memorandum, (y) relating to Wells Fargo Securities, LLC on page i of the Final Memorandum in the ninth, tenth and eleventh paragraphs under the heading "Important Information Regarding This Offering Circular and the Secured Notes" and (z) under the caption "Risk Factors—Relating to Certain Conflicts of Interest—The Issuer will be subject to various conflicts of interest involving Wells Fargo Securities and its Affiliates" constitute the only written information furnished to the Collateral Manager by or on behalf of the indemnified parties specifically for inclusion in any Memorandum or any Additional Offering Document.

(b)       Golub Capital Investment Corporation (the "Company") (an "indemnifying party" as such term is used in this Agreement, solely for purposes of the indemnity provided under this clause (b)), shall indemnify and hold harmless each indemnified party from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which any indemnified party may become subject, under the Securities Act or Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any material breach by the Purchaser of its representations, covenants or obligations under the E.U. Risk Retention Letter and shall reimburse any such indemnified party for any legal and other expenses reasonably incurred by such indemnified party in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The foregoing indemnity is in addition to any liability that the indemnifying parties may otherwise have to any indemnified party.

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(c)       Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the claim or commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have to an indemnified party under this Section 8, except to the extent that such indemnifying party has been prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify an indemnifying party thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from any such indemnifying party or parties to the indemnified party or parties of its or their election to assume the defense of such claim or action, any such indemnifying party or parties shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense thereof; provided that the indemnified party seeking such indemnity shall have the right to employ counsel to represent it and any other indemnified party who may be subject to liability arising out of any claim or action in respect of which indemnity may be sought by an indemnified party against an indemnifying party under this Section 8, if (i) in the reasonable judgment of such indemnified party, there may be legal defenses available to it and any other indemnified party different from or in addition to those available to the Company or the Issuer, as applicable, or there is a conflict of interest between it and any other indemnified party, on one hand, and the Company or the Issuer, as applicable, on the other hand, or (ii)  the Company or the Issuer, as applicable, shall fail to select counsel reasonably satisfactory to such indemnified party or parties, and in such event the fees and expenses of such separate counsel shall be paid by the Company or the Issuer, as applicable. In no event shall the Company or the Issuer, as applicable, be liable for the fees and expenses of more than one separate firm of attorneys for all indemnified parties in connection with any other action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) does not include a statement as to, or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party, and (ii) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

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(d)       If the indemnification provided for in Section 8 shall for any reason be unavailable to an indemnified party under subsection 8(a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuer or the Company, as applicable, on the one hand, and the Initial Purchaser on the other hand from the offering and sale of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer or the Company, as applicable, on the one hand and the Initial Purchaser on the other hand with respect to the statements, omissions (or, in the case of the Company, breach) that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuer or the Company, as applicable, on the one hand and the Initial Purchaser on the other hand with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Notes (after deducting expenses) received by the Issuer bear to the total fees actually received by the Initial Purchaser with respect to such offering and sale. The relative fault as between the Initial Purchaser and the Issuer shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Initial Purchaser, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Issuer, the Company and the Initial Purchaser agree that it would not be just and equitable if contributions pursuant to this subsection 8(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this subsection 8(d) shall be deemed to include, for purposes of this subsection 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection 8(d), the Initial Purchaser shall not be required to contribute any amount in excess of the aggregate fee actually paid to the Initial Purchaser with respect to the offering of the Offered Notes. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this subsection (d), the term "as applicable" shall not be deemed to refer to the relative benefits or fault of the Company except to the extent that a contribution is required solely in respect of an indemnification obligation of the Company under subsection (b) and, in any case, the relative benefits or fault of the Company and the Issuer shall not be deemed to be cumulative.

(e)       The indemnity agreements contained in this Section 8 shall survive the delivery of the Notes, and the provisions of this Section 8 shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

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Section 9.         Termination.

This Agreement shall be subject to termination in the absolute discretion of the Initial Purchaser, by notice given to the Issuer prior to delivery of and payment for the Purchased Notes, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or any setting of minimum prices for trading on such exchange shall have occurred, (ii) there shall have been, since the respective dates as of which information is given in the Final Memorandum, any material adverse change in the condition, financial or otherwise, or in the properties (including, without limitation, the Collateral Obligations) or the earnings, business affairs or business prospects of the Issuer or the Collateral Manager, whether or not arising in the ordinary course of business, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either U.S. federal or New York State authorities, or (iv) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crises the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Initial Purchaser, impracticable or inadvisable to market the Purchased Notes on the terms and in the manner contemplated by each Memorandum as amended or supplemented.

Section 10.       Severability Clause.

Any part, provision, representation, or warranty of this Agreement which is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

Section 11.       Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by overnight mail, certified mail or registered mail, postage prepaid and effective only upon receipt and if sent to the Initial Purchaser, will be delivered to Wells Fargo Securities, LLC, 550 S. Tryon Street, 5th Floor, Charlotte, North Carolina 28202, Attention: Asset-Backed Finance – GCIC CLO II LLC or if sent to the Issuer, c/o Golub Capital Investment Corporation, 666 Fifth Avenue, 18th Floor, New York, New York 10103, with a copy to c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711.

Section 12.       Representations and Indemnities to Survive.

The respective agreements, representations, warranties, indemnities and other statements of the Company, the Issuer and their respective officers and of the Initial Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchaser, the Company, the Issuer or any indemnified party referred to in Section 8 of this Agreement, and will survive delivery of and payment for the Notes.

Section 13.       Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors by merger, consolidation or acquisition of their assets substantially as an entity and each indemnified party referred to in Section 8 of this Agreement and, except as specifically set forth herein, no other person will have any right or obligation hereunder.

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Section 14.       Applicable Law.

(a)       THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

(b)       EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(b).

(c)       ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON–EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH SUCH PARTY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO.

Section 15.       Counterparts, Etc.

This Agreement supersedes all prior or contemporaneous agreements and understandings relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be signed in any number of counterparts each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

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Section 16.       [Reserved].

Section 17.       No Petition; Limited Recourse.

(a)       The Initial Purchaser covenants and agrees that, prior to the date that is one year (or such longer preference period as shall then be in effect) plus one day after the payment in full of each Class of Notes, it will not institute against the Issuer or join any other Person in instituting against the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.

(b)       Notwithstanding anything to the contrary herein, the obligations of the Issuer hereunder are limited recourse obligations of the Issuer, respectively, payable solely from the Assets securing the Offered Notes, and following the exhaustion of such Assets, any claims of the Initial Purchaser hereunder against the Issuer shall be extinguished. All payments by the Issuer to the Initial Purchaser hereunder shall be made subject to and in accordance with the Priority of Payments set forth in the Indenture.

(c)       This Section 17 will survive the termination of this Agreement.

Section 18.       Arm’s-Length Transaction; Other Transactions.

(a)       The Issuer acknowledges and agrees that (i) the purchase and sale of the Purchased Notes pursuant to this Agreement, including the determination of the offering price of the Purchased Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Issuer, on the one hand, and the Initial Purchaser, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, the Initial Purchaser is and has been acting solely as a principal and is not an agent or fiduciary of the Issuer or any of its equity holders, creditors, employees or any other party, (iii) the Initial Purchaser has not assumed and will not assume an advisory or fiduciary responsibility in favor of the Issuer with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising the Issuer on other matters) and the Initial Purchaser has no obligation to the Issuer with respect to the offering contemplated hereby, except the obligations expressly set forth in this Agreement, and (iv) the Initial Purchaser has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Issuer has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(b)       The Issuer acknowledges and agrees that the Initial Purchaser and its Affiliates may presently have and may in the future have investment and commercial banking, trust and other relationships with parties other than the Issuer, which parties may have interests with respect to the purchase and sale of the Notes. Although the Initial Purchaser in the course of such other relationships may acquire information about the purchase and sale of the Notes, potential purchasers of the Notes or such other parties, the Initial Purchaser shall not have any obligation to disclose such information to the Issuer. Furthermore, the Issuer acknowledges that the Initial Purchaser may have fiduciary or other relationships whereby the Initial Purchaser may exercise voting power over securities of various persons, which securities may from time to time include securities of the Issuer or its Affiliates or of potential purchasers. The Issuer acknowledges that the Initial Purchaser may exercise such powers and otherwise perform any functions in connection with such fiduciary or other relationships without regard to its relationship to the Issuer hereunder.

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GCIC CLO II LLC

By: Golub Capital Investment Corporation, its designated manager

By:	/s/ Ross A. Teune
Name: Ross A. Teune
Title: Chief Financial Officer

GCIC CLO II LLC

Purchase Agreement

GOLUB CAPITAL INVESTMENT CORPORATION, solely with respect to Sections 8(b), 8(c), 8(d), 8(e), 10, 12, 13, 14, 15 and 17 (in each case, as they relate to its obligations under Section 8(b))

By:	/s/ Ross A. Teune
Name: Ross A. Teune
Title: Chief Financial Officer

GCIC CLO II LLC

Purchase Agreement

The foregoing Agreement is hereby confirmed and

accepted as of the date first above written.

WELLS FARGO SECURITIES, LLC,
as the Initial Purchaser

By:	/s/ Steve Sebo
Name: Steve Sebo
Title: Vice President

GCIC CLO II LLC

Purchase Agreement

SCHEDULE I

Notes to be Purchased by the Initial Purchaser

		Price

Principal Amount of Class A-1 Notes to be Purchased:	U.S.$490,000,000	100%

Principal Amount of Class A-2 Notes to be Purchased:	U.S.$38,500,000	99.97999%

Principal Amount of Class B-1 Notes to be Purchased:	U.S.$18,000,000	100%